Exhibit 99.1

Consent of William O. Powell III

I hereby consent to the use of my name as a Director Nominee in the Registration Statement on Form S-1 filed by Chaparral Energy, Inc. and the related prospectus and any amendments thereto.

Date: March 29, 2006	/s/ William O. Powell III
William O. Powell III